UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 15, 2003

RealNetworks, Inc.

(Exact name of registrant as specified in its charter)

WASHINGTON	0-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)

(206) 674-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

ITEM 5. OTHER EVENTS

     On May 15, 2003, RealNetworks, Inc. (the “Company”) issued a press release announcing that Brian V. Turner, Senior Vice President, Finance and Operations, Chief Financial Officer and Treasurer of the Company, will resign due to recent health issues. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7(c). EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by RealNetworks, Inc. dated May 15, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

	By:	/s/ Robert Kimball

Robert Kimball Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary

Dated: May 15, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by RealNetworks, Inc. dated May 15, 2003.